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Exhibit 11 - Computation of Earnings Per Common Share

                   TCF FINANCIAL CORPORATION AND SUBSIDIARIES

                    Computation of Earnings Per Common Share
                  (Dollars in thousands, except per-share data)
                                   (Unaudited)


Computation of Earnings Per Common Share                  Three Months Ended             Nine Months Ended
  for Statements of Operations:                              September 30,                 September 30,
---------------------------------------------------   --------------------------    --------------------------
                                                          1995           1994           1995           1994
                                                      -----------    -----------    -----------    -----------

Income before extraordinary item                      $    24,413    $    19,434    $    36,168    $    53,428
Less:  Dividends on preferred stock                           -              678            678          2,033
                                                      -----------    -----------    -----------    -----------
Income applicable to common stock before
  extraordinary item                                       24,413         18,756         35,490         51,395
Extraordinary item                                            -              -             (963)           -
                                                      -----------    -----------    -----------    -----------
  Income applicable to common stock                   $    24,413    $    18,756    $    34,527    $    51,395
                                                      -----------    -----------    -----------    -----------
                                                      -----------    -----------    -----------    -----------

Weighted average number of common and common
  equivalent shares outstanding:
    Weighted average common shares outstanding         17,748,964     16,693,135     17,504,939     16,735,813
      Dilutive effect of stock option plans and
        common stock warrants after application
        of treasury stock method                          197,950        560,482        287,062        508,675
                                                      -----------    -----------    -----------    -----------
                                                       17,946,914     17,253,617     17,792,001     17,244,488
                                                      -----------    -----------    -----------    -----------
                                                      -----------    -----------    -----------    -----------

Earnings per common share:
  Income before extraordinary item                    $      1.36    $      1.09    $      1.99    $      2.98
  Extraordinary item                                          -               -            (.05)           -
                                                      -----------    -----------    -----------    -----------
      Net income                                      $      1.36    $      1.09    $      1.94    $      2.98
                                                      -----------    -----------    -----------    -----------
                                                      -----------    -----------    -----------    -----------


Computation of Fully Diluted Earnings
  Per Common Share (1):
---------------------------------------------------
Income before extraordinary item                      $    24,413    $    19,434    $    36,168    $    53,428
Add: Interest expense on 7 1/4% convertible
  subordinated debentures                                      87            109            298            326
Less:  Dividends on preferred stock                           -              678            678          2,033
                                                      -----------    -----------    -----------    -----------
Income applicable to common stock before
  extraordinary item                                       24,500         18,865         35,788         51,721
Extraordinary item                                            -              -             (963)           -
                                                      -----------    -----------    -----------    -----------
      Income applicable to common stock               $    24,500    $    18,865    $    34,825    $    51,721
                                                      -----------    -----------    -----------    -----------
                                                      -----------    -----------    -----------    -----------

Weighted average number of common and common
  equivalent shares outstanding:
    Weighted average common shares outstanding         17,748,964     16,693,135     17,504,939     16,735,813
      Dilutive effect of stock option plans and
        common stock warrants after application
        of treasury stock method                          203,941        628,203        322,507        641,896
      Dilutive effect from assumed conversion of
        7 1/4% convertible subordinated debentures        232,637        291,254        265,477        291,254
                                                      -----------    -----------    -----------    -----------
                                                       18,185,542     17,612,592     18,092,923     17,668,963
                                                      -----------    -----------    -----------    -----------
                                                      -----------    -----------    -----------    -----------

Earnings per common share:
  Income before extraordinary item                    $      1.35    $      1.07    $      1.97    $      2.93
  Extraordinary item                                          -              -             (.05)           -
                                                      -----------    -----------    -----------    -----------
      Net income                                      $      1.35    $      1.07    $      1.92    $      2.93
                                                      -----------    -----------    -----------    -----------
                                                      -----------    -----------    -----------    -----------

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(1)  This calculation is submitted in accordance with Regulation S-K Item
     601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.


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